Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.001 per share and Class B ordinary shares, par value US$0.001 per share of China Index Holdings Limited, a company organized under the laws of the Cayman Islands.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning the other parties making the filing unless such party knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

FANG HOLDINGS LIMITED

By:	/s/ Jiangong Dai
Name: Jiangong Dai
Title: Chairman of the Board

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

TIANQUAN MO

By:	/s/ Tianquan Mo
Name: Tianquan Mo

ACE SMART INVESTMENTS LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Director

KARISTONE LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

ATEEFA LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Director

DEANHALE LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

OPEN LAND HOLDINGS LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

MEDIA PARTNER TECHNOLOGY LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Authorized Signatory

DEANHALE LIMITED

By:	/s/ Tianquan Mo
Name: Tianquan Mo
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

JIANGONG DAI

By:	/s/ Jiangong Dai
Name: Jiangong Dai

TRUE KNIGHT LIMITED

By:	/s/ Jiangong Dai
Name: Jiangong Dai
Title: Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 13, 2022.

Shan Li

By:	/s/ Shan Li
Name: Shan Li

DIGITAL LINK INVESTMENTS LIMITED

By:	/s/ Shan Li
Name: Shan Li
Title: Director